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                                                                    Exhibit 10.5

                     GENERAL RELEASE AND COVENANT NOT TO SUE

      This General Release and Covenant Not to Sue (this "Agreement"), dated to be effective as of June 30, 2004, is between Ace Cash Express, Inc., a Texas corporation (the "Company"), and Donald H. Neustadt, an individual resident of the State of Texas ("Neustadt"). The Company and Neustadt are hereinafter collectively referred to as the "Parties."

      WHEREAS, Neustadt has been previously employed by the Company as its Chief Executive Officer and has been a director and an officer of the Company's direct and indirect subsidiaries (the "Subsidiaries");

      WHEREAS, Neustadt is ceasing his service as an executive officer of the Company and his services to the Subsidiaries on the date of this Agreement (the "Officer Termination Date");

      WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including (without limitation) any and all claims and controversies arising out of the employment relationship between the Parties and the cessation thereof;

      NOW, THEREFORE, in consideration of the foregoing and the covenants set forth in this Agreement, the Parties hereby agree as follows:

      1. Cessation of Certain Services. On the Officer Termination Date, Neustadt resigns as the Company's Chief Executive Officer and from each office and directorship that he has or has had with the Subsidiaries. Nothing in this paragraph 1, however, shall affect Neustadt's continuing employment with the Company (though not as an officer) and his continuing service as a director of the Company.

      2.    General Releases and Covenants Not to Sue:

      (a) Neustadt, for himself and on behalf of his agents, attorneys-in-fact, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES the Company and its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and other entities (including, without limitation, the Subsidiaries), their successors and assigns, and the current and former owners, shareholders, directors, officers, partners, managers, members, employees, agents, attorneys, representatives, and insurers of such corporations, firms, associations, partnerships, and entitles, and their guardians, successors, assigns, heirs, executors, and administrators (collectively, "Company Releasees") from any and all claims, liabilities,

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            obligations, agreements, damages, causes of action, costs, losses, and attorneys' fees and expenses whatsoever, whether known or unknown, whether connected with Neustadt's employment by the Company and service to the Subsidiaries or not, including (without limitation) any dispute, claim, charge, or cause of action arising under TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, as amended, 42 U.S.C. Section 2000e, et seq., the AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. Section 12101, et seq., the TEXAS COMMISSION ON HUMAN RIGHTS ACT, Tex. Labor Code Section 21.001, et seq., the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended, 29
            U.S.C. Section 621 et seq., the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, 29 U.S.C. Section 1001, et seq., and any other municipal, local, state, or federal law, common or statutory, which may have arisen, or which may arise, prior to or at the time of the execution of this Agreement.

      (b) The Company, for itself and on behalf of its agents, attorneys-in-fact, assigns, and successors and the Subsidiaries and their respective agents, attorneys-in-fact, assigns, and successors, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Neustadt and his agents, attorneys-in-fact, guardians, successors, assigns, heirs, executors, and administrators (collectively, "Neustadt Releasees") from any and all claims, liabilities, obligations, agreements, causes of action, costs, losses, damages, and attorneys' fees and expenses whatsoever, whether known or unknown, whether connected with Neustadt's employment by the Company and service to the Subsidiaries or not, which may have arisen, or which may arise, prior to or at the time of the execution of this Agreement; excluding from the foregoing release, however, any claim that the Company or any of the Subsidiaries may hereafter have arising from or relating to any third-party claims made against the Company or any of the Subsidiaries because of any actions taken by Neustadt, or any commitments or representations made by Neustadt, that violated any of Neustadt's fiduciary obligations to the Company or any of the Subsidiaries.

      (c) Each of the Parties acknowledges and agrees that it or he is expressly releasing all claims known and suspected as well as all those unknown or not suspected and that its or his release includes and contemplates the extinguishment of all claims under any and all applicable laws.

      (d) Neustadt also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ANY ACTION OR CLASS ACTION against, any of the Company Releasees based upon any of the claims released in paragraph 2(a) above.

      (e) The Company also COVENANTS NOT TO SUE, OR OTHERWISE PARTICIPATE IN ACTION OR CLASS ACTION against, any of the Neustadt Releasees based upon any of the claims released in paragraph 2(b) above.

      3. Revocation: Neustadt may revoke this Agreement by written notice to the Company within seven days after his execution hereof (the "Revocation Period"). Neustadt agrees that he will not receive the payments and benefits provided by this Agreement if he revokes this Agreement. Neustadt also acknowledges and agrees that if written notice of

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revocation of this Agreement has not been received by the Company before the expiration of the Revocation Period, he will have forever waived his right to revoke this Agreement, and this Agreement shall thereupon and thereafter be enforceable.

      4. Non-Admission: Neustadt acknowledges and agrees that by entering into this Agreement, the Company does not admit, but specifically denies, any violation of any local, state, or federal law.

      5. Return of Company Property: Neustadt agrees that he shall return all property belonging to the Company or any of the Subsidiaries in his possession, custody, or control on, or as soon as practicable after, the Officer Termination Date; except that he shall be permitted to retain such property as may be necessary or appropriate to continue in the employment of the Company in a non-officer position.

      6. Mutual Non-Disparagement: Neustadt, solely on behalf of himself and his attorneys, and the Company, solely on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys who are managing agents with actual authority to speak for the Company, with regard to Neustadt and his employment with the Company and his service to the Subsidiaries, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another; provided, however, that the terms of this paragraph shall not apply to communications between Neustadt and his spouse, mental health professional, clergy, or attorneys, or between the Company and its advisors and attorneys, to the extent (in any such case) that such communications are subject to a claim of privilege existing under common law, statute, or rule of procedure. Where applicable, this mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic. The Parties further agree that they will not in any way solicit any such statements, comments, or communications.

      7. Payments and Benefits to Neustadt: In consideration for all of Neustadt's covenants herein:

      (a) The Company shall pay Neustadt, upon expiration of the Revocation Period (if this Agreement has not been revoked by Neustadt), $1,000. Such amount shall be paid by check drawn on an account of the Company.

      (b) The Company shall provide Neustadt, as a former officer of the Company and a former officer and director of certain of the Subsidiaries, rights to indemnification under the applicable corporate documents of the Company and the Subsidiaries and coverage under any directors' and officers' insurance policy maintained by the Company for itself and the Subsidiaries.

      8. Tax Consequences of Payments: The Parties acknowledge and agree that the Company shall not withhold taxes or FICA from any of the payments and benefits described in paragraph 7 above and shall only report those proceeds as income as required by law. Neustadt, in consultation with his tax advisor, shall determine issues respecting the tax consequences of

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these payments. Neustadt agrees to indemnify the Company against, and hold the
Company harmless from taxes, if any, and any penalties and interest assessed against the Company resulting from the Parties' tax treatment of the payments and benefits described in paragraph 7 above.

      9. No Effect on Other Agreements. This Agreement does not affect or supersede any of the following currently effective agreements between the
Parties: (a) any stock option agreements and restricted stock agreements under the Company's applicable stock incentive plan, (b) the Change-in-Control Executive Severance Agreement, and (c) the Nondisclosure, Noncompetition, Nonsolicitation, and Noninterference Agreement. Those agreements shall continue to be effective.

      10. Governing Law and Venue: This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of Texas, except only to the extent preempted by federal law. Venue for any action or proceeding relating to this Agreement or the consulting relationship hereunder shall lie exclusively in courts in Dallas County, Texas.

      11. Statement of Understanding: By executing this Agreement, Neustadt acknowledges that (a) he has had at least 21 days to consider the terms of this Agreement and has considered its terms for that period of time or has knowingly and voluntarily waived his right to do so; (b) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement; (c) he has read this Agreement and fully understands its terms and their import; (d) except as provided by this Agreement, he has no contractual right or claim to the benefits described herein; (e) the consideration provided for herein is good and valuable; and (f) HE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY, OF HIS OWN FREE WILL, AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER.

                            [Signature Page Follows]

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EXECUTED in Irving, Texas, this 23 day of August, 2004.

                                          /s/ DONALD H. NEUSTADT
                                          --------------------------
                                          DONALD H. NEUSTADT

EXECUTED in Irving, Texas, this 23 day of August, 2004.

                                          ACE CASH EXPRESS, INC.

                                          By: /s/ JAY B. SHIPOWITZ
                                          ---------------------------
                                          Jay B. Shipowitz, Chief Executive
                                          Officer